Exhibit 99.906 CERT

certification

Keith D. Kemp, Principal Executive Officer/President/Principal Financial Officer/Treasurer of New Age Alpha Variable Funds Trust (the “Registrant”), each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2024, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President/Principal Financial Officer/Treasurer New Age Alpha Variable Funds Trust

/s/ Keith D. Kemp
Keith D. Kemp

Date:	2/28/2025

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to New Age Alpha Variable Funds Trust and will be retained by New Age Alpha Variable Funds Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.